THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.

SANTA FE PETROLEUM INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$244,148

February ___, 2013

Santa Fe Petroleum, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to the order of Long Branch Petroleum, LP, a Texas limited partnership (the “Holder”), the principal sum of Two Hundred Forty Four Thousand One Hundred Forty Eight Dollars ($244,148). There is no interest bearing on this Note.

1. Maturity. This Note shall mature automatically and the entire outstanding principal amount shall become due and payable on the date that is fifteen (15) months from the date of issuance (“Maturity Date”).

2. Payment. Payments are to be made on or before the Maturity Date. All payments are to be made at the address of Holder set forth on the signature page of this Note or at such other place in the United States as Holder designates to the Company in writing.

3. Prepayment. Subject to the Company’s right to convert pursuant to Section 5, this Note may be prepaid at any time, in whole or in part, without penalty.

4. Waiver of Presentment. The Company hereby waives presentment of this Note, protest, dishonor and notice of dishonor.

5. Conversion of Note.

(a) Conversion into Stock. At the option of the Holder, at any time before the Maturity Date, the entire principal amount of this Note may be converted, in whole or in part, into fully-paid and nonassessable shares of common stock at the Conversion Price (as defined herein). The number of such shares of common stock that Holder shall be entitled to receive, and shall receive, upon such conversion shall be determined by dividing the amount of principal due under this Note being so converted by the Conversion Price (as defined herein). The Company’s election to convert shall be irrevocable and the date of the Company’s election shall be the “Conversion Date.”

(b) Conversion Price. Subject to adjustment as provided below, the “Conversion Price” shall equal Twenty Five Cents ($0.25) per share.

(c) Stock Certificates. Upon conversion into common stock, the Company shall issue and deliver to Holder, or to Holder’s nominee or nominees, a certificate or certificates representing the number of shares of common stock to which Holder shall be entitled as a result of conversion as provided herein.

(d) Adjustment for Stock Splits and Combinations. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions in shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock, (B) subdivides outstanding shares of common stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issues by reclassification of shares of the common stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

6. No Rights as Stockholder. This Note does not entitle Holder to voting rights or any other right as a shareholder of the Company before the conversion hereof.

7. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Company, the Company shall make and deliver a new Note that shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

8. Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

9. Miscellaneous.

(a) No Fractional Units or Scrip. No fractional shares or scrip representing fractional units shall be issued upon the conversion of this Note. In lieu of any fractional shares to which Holder otherwise would be entitled, the Holder shall be issued a number of shares rounded up to equal the next whole share.

(b) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding on any successor or assign of the Company.

(c) Governing Law. This Note shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

(d) Compliance With Usury Laws. The Company and Holder intend to comply with all applicable usury laws. In fulfilling this intention, all agreements between the Company and Holder are expressly limited so that the amount of interest paid or agreed to be paid to Holder for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable by law. If for any reason Holder receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between the Company and Holder, then this provision shall control.

(e) Legal Representation. Holder agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

(f) Jurisdiction. Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the courts located in the State of Texas, or the federal district court therefore, and each party waives the right to change the venue. The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested.

(g) Restrictions. Holder acknowledges that all shares of common stock acquired upon the conversion of this Note shall be subject to restrictions on resale imposed by state and federal securities laws.

(h) Assignment. Subject to restrictions on resale imposed by state and federal securities laws, Holder may assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity so long as such assignee agrees to be bound by the terms and conditions of the Agreement (including the representations and warranties of the purchasers therein). Effective upon any such assignment, the person or entity to whom such rights, interests and obligations are assigned shall have and exercise all of Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

(i) Notices. Any notice, request or other communication required or permitted hereunder shall be given upon personal delivery, overnight courier or upon the fifth (5th) day following mailing by registered mail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties hereto as follows:

 To the Company:

 Santa Fe Petroleum, Inc.

4011 W Plano Pkwy #126

Plano, TX 75093

Attention: Tom Griffin

To Holder:

At the address set forth on the signature page hereto or to such other single place as any single addressee designates by written notice to the other addressee.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Santa Fe Petroleum, Inc. has caused this Unsecured Convertible Promissory Note to be executed by its officer thereunto duly authorized.

The “Company”

SANTA FE PETROLEUM, INC.,

a Delaware corporation

______________________________________

By: Tom Griffin,

Its: President and Chief Executive Officer

Accepted and Agreed to:

“Holder”

LONG BRANCH PETROLEUM LP,

a Texas limited partnership

______________________________________

By: Tom Griffin

Its: President

Address:

4011 W. Plano Pkwy.

Suite 126

Plano, Texas 75093